Metropolitan Mortgage & Securities Notes Listed on Pacific Exchange

SPOKANE, Wash. - Jan. 7, 2000 - On December 31, 1999, Metropolitan Mortgage & Securities Co., Inc. closed its $25,000,000 offering of 9 percent notes due 2004. These Notes have been accepted for listing on the Pacific Exchange, Inc. under the symbol "MMZ.A". C. Paul Sandifur, CEO and President of Metropolitan, said, "The closing of this offering and its listing on the Pacific Exchange are landmark events for Metropolitan." Metropolitan has appointed Bill Snider, CFO, as its investor relations contact.

              CONTACT: Metropolitan Mortgage & Securities Co., Inc.
                          Bill Snider, (509) 838-3111.